UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

RadNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19019	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue
Los Angeles, California  90025
(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on June 3, 2010, the stockholders considered and approved two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed on April 23, 2010 for the Annual Meeting of Stockholders.

The results detailed below represent the final voting results as certified by the Inspector of Elections:

Proposal 1

The stockholders elected the following seven directors to hold office until the 2011 Annual Meeting of Stockholders: Howard G. Berger, M.D.; Marvin S. Cadwell; John V. Crues, III, M.D.; Norman R. Hames; Lawrence L. Levitt; Michael L. Sherman, M.D.; and David L. Swartz.

Director	For	Withheld	Broker Non-Vote
Howard G. Berger, M.D.	17,957,246	2,000,753	12,497,065
Marvin S. Cadwell	19,764,798	193,201	12,497,065
John V. Crues, III, M.D.	16,408,679	3,549,320	12,497,065
Norman R. Hames	16,413,491	3,544,508	12,497,065
Lawrence L. Levitt	19,418,646	539,353	12,497,065
Michael L. Sherman, M.D.	19,421,934	536,065	12,497,065
David L. Swartz	19,423,321	534,678	12,497,065

Proposal 2

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 was ratified with a vote of 31,800,166 shares for, 633,281 shares against, and 21,616 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010	RadNet, Inc.

	By:	/S/ Jeffrey L. Linden
	Name:	Jeffrey L. Linden
	Title:	Executive Vice President and General Counsel